Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-285525 on Form S-3 and Registration Statement Nos. 333-273883, 333-270509, 333-262125, 333-277274 and 333-285534 on Form S-8 of our reports dated March 3, 2026 relating to the financial statements of Amylyx Pharmaceuticals, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 3, 2026